Exhibit 21.1
Subsidiaries

Name	Jurisdiction

Cliffs Drilling (Barbados) Holdings SRL	Barbados
Cliffs Drilling (Barbados) SRL	Barbados
Cliffs Drilling Company	Delaware
Cliffs Drilling Trinidad L.L.C.	Delaware
Cliffs Drilling Trinidad Offshore Limited	Trinidad and Tobago
Discovery Offshore Drilling UK Ltd.	Cayman Islands
Discovery Offshore (Gibraltar) Limited	Gibraltar
Discovery Offshore Sarl	Luxembourg
Discovery Offshore Services Ltd.	Cayman Islands
FDT Holdings LLC	Delaware
FDT LLC	Delaware
Hercules Britannia Holdings Limited	England & Wales
Hercules British Offshore Limited	England & Wales
Hercules Discovery Ltd.	Cayman Islands
Hercules Drilling Company, LLC	Delaware
Hercules International Drilling Ltd.	Cayman Islands
Hercules International Holdings, Ltd.	Cayman Islands
Hercules International Management Company Ltd.	Cayman Islands
Hercules International Offshore, Ltd.	Cayman Islands
Hercules Liftboat Company, LLC	Delaware
Hercules North Sea Ltd.	Cayman Islands
Hercules North Sea Driller Limited	England & Wales
Hercules Offshore (Nigeria) Limited	Nigeria
Hercules Offshore Arabia, Ltd.	Cayman Islands
Hercules Offshore Holdings Ltd.	Cayman Islands
Hercules Offshore International, LLC	Delaware
Hercules Offshore Labuan Corporation	Malaysia
Hercules Offshore Liftboat Company LLC	Delaware
Hercules Offshore Middle East Ltd.	Cayman Islands
Hercules Offshore Services LLC	Delaware
Hercules Offshore UK Limited	United Kingdom
Hercules Oilfield Services Ltd.	Cayman Islands
Hercules Tanjung Asia Sdn. Bhd.	Malaysia
HERO Holdings, Inc.	Delaware
HERO Offshore de Mexico, S. de R.L. de C.V.	Mexico
SD Drilling LLC	Delaware
THE Offshore Drilling Company	Delaware
THE Onshore Drilling Company	Delaware
TODCO Americas Inc.	Delaware
TODCO International Inc.	Delaware
TODCO Trinidad Ltd.	Cayman Islands